BENEFIT AND COMPENSATION AGREEMENT

This BENEFIT AND COMPENSATION AGREEMENT ("Agreement") is made by and between Image Sensing Systems, Inc. ("ISS") and Richard Ehrich ("Ehrich") on this date, August 25, 2016 ("Effective Date").

RECITALS:

A.     ISS’ Board of Directors has approved Ehrich as the Company’s Chief Financial Officer with an annual compensation of $180,000.

B.     ISS wishes to extend a severance benefit to Ehrich.

C.     ISS and Ehrich have negotiated the severance terms and have memorialized those terms in this Agreement.

AGREEMENT:

1.      Severance upon Termination of Employment.

(a)                           Voluntary Termination. Should Ehrich terminate his employment for any reason, ISS shall pay Ehrich all earned and unpaid amounts due to him for salary through the termination date.

(b)                           Termination by ISS "With Cause".  Should ISS terminate Ehrich's employment for any of the following reasons, Ehrich shall not be entitled to any severance:

(i)                 Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof or conviction of, or a plea of "guilty" or "no contest" to, any act involving moral turpitude;

(ii)               Breach of fiduciary duty involving personal profit;

(iii)             Willful and material misconduct in the performance of duties assigned to Ehrich as the Chief Financial Officer of ISS;

(iv)             Consistent failure to perform the reasonable stated duties assigned to Ehrich under this Agreement; or

(v)               Illegal or unethical business practices, including but not limited to the commission of fraud, misappropriation or embezzlement in connection with ISS's business.

Ehrich shall have thirty (30) days to cure any alleged breach, failure, or misconduct under Subsection (iv) above, if such alleged breach, failure or misconduct is curable, after ISS provides Ehrich written notice of the actions or omissions constituting such breach, failure, or misconduct.

(c)                           Termination by ISS "Without Cause." Should ISS terminate Ehrich's employment for any reason other than (1) those reasons set forth in subparagraph (b) above, or

(2) because of Ehrich's inability to perform his duties because of death or disability, Ehrich shall be entitled to six (6) months of salary continuation,

without eligibility for bonus, upon entry into a release agreement provided by ISS. ISS and Ehrich have the ability, however, at any time, to terminate this Agreement by mutual written agreement, with or without the severance benefit.

  Image Sensing Systems, Inc.

Date: September 2, 2016

By: /s/ Andrew T. Berger

By: /s/ Richard A. Ehrich

Its: Executive Chairman

Its: Chief Financial Officer